Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2019 Fourth Quarter and Full Year Financial Results

--Full Year Subscription Revenue Grows 32 Percent; Subscription Margins Improve to 63 Percent--

SANTA BARBARA, Calif. – March 20, 2019 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2019 fourth quarter and full year ended January 31, 2019.

Fiscal 2019 Fourth Quarter Financial Highlights:

Total revenue for the fiscal 2019 fourth quarter improved to $82.7 million, from $80.8 million for the fiscal 2018 fourth quarter. Currency had a negative $2.1 million impact on total revenue. Subscription revenue grew 22 percent from the fiscal 2018 fourth quarter and was 29 percent of total revenue for the fourth quarter of fiscal 2019, a five-percentage point improvement over last year’s fourth quarter.

Additional fiscal 2019 fourth quarter financial highlights, versus the same period last year, include:

●	Subscription revenue of $24 million, compared with $19.7 million. Currency had a $424,000 negative impact.
●	Subscription gross margin of 63 percent, versus 60 percent.
●	License revenue of $9.1 million, compared with $7.2 million. Currency had a $181,000 negative impact.
●	Professional services revenue of $19.1 million, versus $22.1 million. Currency had a $715,000 negative impact.
●	Maintenance and other revenue of $30.5 million, compared with $31.9 million. Currency had a $737,000 negative impact.
●	GAAP pre-tax income of $3.2 million, versus a GAAP pre-tax loss of $3 million.
●	Non-GAAP pre-tax income of $6 million, compared with a non-GAAP pre-tax loss of $927,000.
●	GAAP pre-tax income and non-GAAP pre-tax income were higher than the company’s guidance as a result of higher than expected license revenue.
●	GAAP net income of $4.9 million, or $0.24 per diluted Class A share and $0.21 per diluted Class B share, versus a GAAP net loss of $5.2 million, or $(0.28) per Class A share and $(0.23) per Class B share.

“During fiscal 2019 we continued to drive growth in our cloud business and delivered substantial improvement to subscription margins,” said Anton Chilton, Chief Executive Officer of QAD. “Our focus on digital transformation brought several new solutions to the market with more to come in the near future. Additionally, our Channel Islands offering strengthens QAD’s leadership position in adaptable cloud-based ERP and enhances our long-term growth prospects.”

Fiscal 2019 Full Year Results:

Total revenue for fiscal 2019 reached a record $333 million, compared with $305 million for fiscal 2018. Currency had no meaningful impact on total revenue. Subscription revenue grew 32% to $91.9 million for fiscal 2019, compared with $69.6 million last year. GAAP pre-tax income was $11.9 million for fiscal 2019, compared with a GAAP pre-tax loss of $4.2 million for fiscal 2018. GAAP net income was $10.4 million, or $0.50 per diluted Class A share and $0.44 per diluted Class B share, for fiscal 2019, versus a GAAP net loss of $9.1 million, or $(0.49) per Class A share and $(0.41) per Class B share, for fiscal 2018. Non-GAAP pre-tax income for fiscal 2019 was $22.2 million, compared with $5.2 million last year.

QAD’s cash and equivalents balance was $139.4 million at January 31, 2019, versus $147 million at January 31, 2018. Cash provided by operations was $19 million for fiscal 2019, compared with $10.4 million for fiscal 2018.

Fiscal 2019 Fourth Quarter Operational Highlights:

●	Received orders from 47 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including 21 orders exceeding $1 million, five of which exceeded $2 million;
●	Received license or cloud orders from companies across QAD’s six vertical markets, including: Amcor Ltd, Argon Medical Devices, Bundaberg Brewed Drinks P/L, Caterpillar Inc., Hendrickson USA L.L.C., Japan Cash Machine Co., LF Beauty Management Limited, Mayne Pharma Group Ltd., Omron Corporation, San Luis Rassini SA de CV, Solvay SA, Stryker Corporation, Thermo Fisher Scientific, Valmont Industries, Inc., VIP Petfoods, Visteon Corporation, W.L. Gore & Associates, Inc., WireCo WorldGroup and Yanfeng Global Automotive;
●	Named to Food Logistics 2018 FL100+ Top Software and Technology Providers. Food Logistics is the only publication exclusively dedicated to covering the movement of product through the global food supply chain; and
●	Opened registration for its Explore user conference being held May 6-9 in New Orleans, with special guest speaker, innovation expert, Bob Moesta.

Business Outlook:

As previously disclosed, the company anticipates that the subscription revenue growth rate will slow at the beginning of fiscal 2020, and re-accelerate toward the end of the year. With an expected decline in professional services revenue, and the ongoing shift of the company’s business from licenses to subscription, QAD expects relatively flat total revenue growth for fiscal 2020 despite continued growth of its cloud business.

For the fiscal 2020 first quarter, QAD expects:

●	Total revenue of $78 to $79 million, including $25 to $25.5 million of subscription revenue.
●	GAAP pre-tax loss of $4 to $5 million.
●	Non-GAAP pre-tax loss of $1 to $2 million.

For the fiscal 2020 full year, QAD expects:

●	Total revenue of $330 to $335 million, including $110 to $112 million of subscription revenue.
●	GAAP pre-tax income of breakeven.
●	Non-GAAP pre-tax income of $10 to $13 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2020 first quarter and full year:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2019		January 31, 2020
	Low	High	Low	High
Non-GAAP pre-tax (loss) income reconciliation

GAAP (loss) income before income taxes	$(4,000)	$(5,000)	$(1,000)	$1,000
Add back
Stock-based compensation expense	2,500	2,700	11,000	12,000
Amortization of purchased intangible assets	75	75	300	300
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP (loss) income before income taxes	$(1,425)	$(2,225)	$10,300	$13,300

Estimated income tax expense on GAAP earnings	$650	$750	$2,600	$3,000

Weighted average basic shares outstanding
Class A	16,400	16,800	16,900	17,300
Class B	3,300	3,400	3,300	3,400

Weighted average diluted shares outstanding
Class A	17,700	18,100	17,800	18,200
Class B	3,400	3,500	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2019 Fourth Quarter and Full Year Financial Results Conference Call

When: Wednesday, March 20, 2019

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9959 (international)

Replay: Accessible through midnight March 27, 2019; 800-475-6701 (domestic); 320-365-3844 (international); passcode 462707

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and estimated income tax expense on GAAP earnings in this press release for the fiscal 2019 fourth quarter and full year. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●	Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.
●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●	Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.
●	Estimated income tax expense on GAAP earnings - Defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing, and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
Revenue:
Subscription	$24,048	$19,662	$91,861	$69,615
License	9,110	7,171	25,568	25,807
Maintenance and other	30,478	31,858	122,936	128,142
Professional services	19,070	22,062	92,651	81,454
Total revenue	82,706	80,753	333,016	305,018
Cost of revenue:
Subscription	8,880	7,810	34,128	30,563
License	942	743	2,714	2,946
Maintenance and other	7,952	7,872	31,307	31,246
Professional services	19,246	23,394	87,735	84,670
Total cost of revenue	37,020	39,819	155,884	149,425
Gross profit	45,686	40,934	177,132	155,593
Operating expenses:
Sales and marketing	20,312	22,387	78,207	75,368
Research and development	13,319	12,329	53,993	47,661
General and administrative	8,425	8,849	35,248	35,222
Amortization of intangibles from acquisitions	66	57	111	416
Total operating expenses	42,122	43,622	167,559	158,667
Operating income (loss)	3,564	(2,688)	9,573	(3,074)
Other expense (income):
Interest income	(687)	(446)	(2,600)	(1,547)
Interest expense	155	161	643	669
Other (income) expense, net	922	613	(387)	2,012
Total other expense (income), net	390	328	(2,344)	1,134
Income (loss) before income taxes	3,174	(3,016)	11,917	(4,208)
Income tax (benefit) expense	(1,762)	2,156	1,489	4,857
Net income (loss)	$4,936	$(5,172)	$10,428	$(9,065)

Net income (loss)	$4,936	$(5,172)	$10,428	$(9,065)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	1,177	774	(833)	1,803
Total comprehensive income (loss)	$6,113	$(4,398)	$9,595	$(7,262)

Diluted income (loss) per share
Class A	$0.24	$(0.28)	$0.50	$(0.49)
Class B	$0.21	$(0.23)	$0.44	$(0.41)

Diluted Weighted Shares
Class A	17,675	16,029	17,852	15,942
Class B	3,398	3,217	3,422	3,213

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,	January 31,
	2019	2018
Assets
Current assets:
Cash and equivalents	$139,413	$147,023
Marketable securities	1,200	-
Accounts receivable, net	81,577	83,518
Other current assets	22,150	15,856
Total current assets	244,340	246,397

Property and equipment, net	29,621	30,408
Capitalized software costs, net	1,598	990
Goodwill	12,423	11,023
Long-term deferred tax assets, net	16,172	7,944
Other assets, net	13,020	3,055

Total assets	$317,174	$299,817

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$487	$466
Accounts payable and other current liabilities	50,250	58,278
Deferred revenue	115,253	116,693
Total current liabilities	165,990	175,437

Long-term debt	12,836	13,313
Other liabilities	5,101	5,439

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	196,723	200,456
Treasury stock	(7,350)	(12,461)
Accumulated deficit	(48,485)	(75,559)
Accumulated other comprehensive loss	(7,661)	(6,828)
Total stockholders' equity	133,247	105,628

Total liabilities and stockholders' equity	$317,174	$299,817

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	January 31,
	2019	2018

Net cash provided by operating activities	$19,007	$10,418

Cash flows from investing activities:
Purchase of property and equipment	(4,336)	(3,650)
Purchase of marketable securities	(1,200)	-
Acquisition of businesses, net of cash acquired	(2,655)	-
Capitalized software costs	(1,067)	(1,019)
Net cash used in investing activities	(9,258)	(4,669)

Cash flows from financing activities:
Repayments of debt	(468)	(445)
Tax payments related to stock awards	(8,744)	(3,353)
Cash dividends paid	(5,479)	(5,367)
Net cash used in financing activities	(14,691)	(9,165)

Effect of exchange rates on cash and equivalents	(2,668)	5,357
Net (decrease) increase in cash and equivalents	(7,610)	1,941
Cash and equivalents at beginning of period	147,023	145,082
Cash and equivalents at end of period	$139,413	$147,023

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018

Total revenue	$82,706	$80,753	$333,016	$305,018

Net income (loss)	4,936	(5,172)	10,428	(9,065)
Add back:
Net interest income	(532)	(285)	(1,957)	(878)
Depreciation	1,163	1,166	4,734	4,562
Amortization	251	202	772	1,199
Income tax (benefit) expense	(1,762)	2,156	1,489	4,857
EBITDA	$4,056	$(1,933)	$15,466	$675
Add back:
Stock-based compensation expense	2,504	2,253	10,122	8,924
Change in fair value of interest rate swap	249	(274)	51	(377)
Adjusted EBITDA	$6,809	$46	$25,639	$9,222
Adjusted EBITDA margin	8%	0%	8%	3%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$3,174	$(3,016)	$11,917	$(4,208)
Add back
Stock-based compensation expense	2,504	2,253	10,122	8,924
Amortization of purchased intangible assets	73	110	125	842
Change in fair value of interest rate swap	249	(274)	51	(377)
Non-GAAP income (loss) before income taxes	$6,000	$(927)	$22,215	$5,181

Estimated income tax (benefit) expense on GAAP earnings	$(52)	$71	$3,270	$2,812